Execution Version

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT, as may be amended, supplemented or modified from time to time in accordance with the terms hereof, is made as of December 3, 2018 (this “Agreement”) by and between Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), and the undersigned investor (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Exchange Agreement (as defined below).

WHEREAS, the Company, IRA Financial Trust Company, a South Dakota trust corporation (“IRA Trust”), IRA Financial Group LLC, a Florida limited liability company (“IRAFG” and, together with IRA Trust, “IRA Financial”), Adam Bergman (the “Majority Equityholder”) and Fred Horner (the “Minority Equityholder” and, together with the Majority Equityholder, the “Equityholders”), are entering into or have entered into an Equity Exchange Agreement (the “Exchange Agreement”) pursuant to which NIMS shall acquire all of the issued and outstanding equity of IRA Financial in exchange for the issuance by NIMS to the Equityholders of the Exchange Shares (the “Exchange”);

WHEREAS, certain Persons will be acquiring shares of capital stock of the Company (“Company Capital Stock”) pursuant to the Debt Exchange, the Preferred Stock Conversion, the Equity Financing and the Exchange, with the consummation of such acquisitions to occur immediately prior to or contemporaneously with the closing of the Exchange (collectively, the “Transactions”); and

WHEREAS, as a condition and inducement to IRA Financial and the Equityholders entering into the Exchange Agreement, the Investor agrees to be bound by the covenants contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions and Interpretation.

(a) Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“Consummation Date” means the date on which the closing of the applicable Transaction shall have occurred.

“Covered Securities” means, with respect to any Holder, any of the following: (i) any and all shares of Company Capital Stock which are owned by such Holder as of the Consummation Date (the amount of which shall be set forth on Schedule A attached hereto), (ii) any shares of Company Capital Stock issuable upon exercise, conversion or exchange of any securities of the Company which are owned by such Holder as of the Consummation Date, (iii) any securities of the Company issued in respect of the shares of Company Capital Stock issued or issuable to any of the Holders by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Company Capital Stock issuable upon conversion, exercise or exchange thereof, in each case to the extent relating to any securities of the Company which were owned by such Holder as of the Consummation Date, and (iv) any other securities of the Company issued or issuable to any Holder that are convertible into or exercisable or exchangeable for Company Capital Stock, whether at the option of the Holder or otherwise, in each case to the extent relating to any securities of the Company which were owned by such Holder as of the Consummation Date.

“Exchange” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Holder” means the Investor and any Permitted Transferee thereof to whom Covered Securities are transferred in accordance with Section 2(c).

“Investor” has the meaning set forth in the Preamble.

“Lock-up Period,” means each of (i) the period commencing on the Consummation Date to and including the date that is six (6) months following the Consummation Date (the “First Lock-up Period”); (ii) the period commencing on the Consummation Date to and including the date that is twelve (12) months following the Consummation Date (the “Second Lock-up Period”); and (iii) the period commencing on the Consummation Date to and including the date that is twenty-four (24) months following the Consummation Date (the “Third Lock-up Period”).

“Permitted Transfer” has the meaning set forth in Section 2.

“Permitted Transferee” means, (i) with respect to any Holder who is an individual, (x) a member of such Holder’s immediate family (which means any relationship by blood, marriage or adoption, not more remote than first cousin) or a trust, corporation, partnership or limited liability company for the benefit of such individual or an immediate family member, all of the beneficial interests of which shall be held by such Holder or one or more members of such Holder’s immediate family, and (y) such Holder’s heirs, successors, administrators and executor and any beneficiary pursuant to will, other testamentary document or applicable laws of descent, (ii) with respect to any Holder that is an entity, any Affiliate of such entity (including any investment fund or other entity controlled or managed by such Holder) and such Holder’s partners, limited partners, members, shareholders and other equity holders, (iii) with respect to any Holder that is a trust, to a trustee or beneficiary of the trust, (iv) a recipient of a bona fide gift or gifts of Covered Securities and (v) any other Person to whom Covered Securities are transferred other than through a sale on a stock exchange or other public trading market or quotation system through which shares of Company Capital Stock are traded or quoted.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Transfer” means, with respect to any security, the sale, pledge, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, share lending arrangement or other transfer or disposition (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future), whether directly or indirectly, of such security, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another, in whole or in part, any rights, economic benefits or consequences, or risks of ownership, including by way of settlement by delivery of such security or other securities in cash or otherwise.

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(b) Interpretation. Unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.

Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2.	Transfers. During the applicable Lock-up Period, Transfers of Covered Securities shall not be permitted except in accordance with this Section 2 and as set forth in Section 3:

(a) Each Holder agrees not to Transfer any portion of its Covered Securities during the First Lock-up Period.

(b) Each Holder agrees that it may Transfer (i) no more than fifty percent (50%) in the aggregate of the amount of all the Covered Securities held by such Holder as of the Consummation Date, from the period beginning on the first calendar day following the end of the First Lock-up Period until the last calendar day of the Second Lock-up Period; and (ii) no more than seventy-five percent (75%) in the aggregate of the amount of all the Covered Securities held by such Holder as of the Consummation Date (inclusive of any Covered Securities transferred in any prior Lock-up Period), from the period beginning on the first calendar day following the end of the Second Lock-up Period until the last calendar day of the Third Lock-up Period. The transfer restrictions set forth in this Agreement shall cease to apply commencing on the first calendar day immediately following the last day of the Third Lock-up Period.

(c) With respect to any Holder, the limitation on Transfers contained in Sections 2(a) and 2(b) shall not apply to (i) Transfers to Permitted Transferees of such Holder, (ii) Transfers to the Company, and (iii) Transfers by a Holder and its Affiliates to any other Holder and its Affiliates; provided, however, that any such transferee that is not a Holder shall, as a condition to such transfer, execute and deliver to the Company a joinder agreement in form and substance attached as Exhibit A hereto, to evidence its agreement to be bound by, and to comply with, this Agreement as a Holder (each such Transfer described in clauses (i)-(iii) of this Section 2(c), subject to compliance with Section 3, a “Permitted Transfer”) and, provided further, that Transfers by a Holder and each Permitted Transferee thereof shall be aggregated for purposes of determining the amount of Covered Securities that may be Transferred pursuant to Sections 2(a) and (b).

(d) In addition, no provision herein shall be deemed to restrict or prohibit the exercise or exchange by any Holder of any option or warrant to acquire Covered Securities, or any other security exchangeable or exercisable for, or convertible into, Covered Securities; provided that such Holder does not transfer the Covered Securities acquired on such exercise or exchange during any Lock-Up Period, unless otherwise permitted pursuant to the terms of this Agreement.

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(e) Notwithstanding any other provisions of this Section 2, any Holder shall be permitted to make Transfers, sales, tenders or other dispositions of Covered Securities pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which such Holder may agree to Transfer, sell, tender or otherwise dispose of Covered Securities in connection with any such transaction, or vote any Covered Securities in favor of any such transaction in accordance with Section 5 or otherwise), provided that all Covered Securities subject to this Agreement that are not so Transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided further that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Covered Securities subject to this Agreement shall remain subject to the restrictions herein.

3.	No Effect of Transfers in Violation of this Agreement. No Transfer of any Covered Securities in violation of any provision of this Agreement will be effective to pass any title to, or create any interest in favor of, any Person. Any Holder who intentionally and knowingly attempts to so effect a Transfer in violation of this Agreement will be deemed to have committed a material breach of its obligations to the other Holders and to the Company hereunder.

4.	Restrictive Legend; Stop Transfer Instruction.

(a) Certificates representing the Covered Securities issued on or after the Consummation Date must bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AMONG THE OWNER OF SUCH SECURITIES OF IRA FINANCIAL, INC. AND CERTAIN OTHER PARTIES THERETO THAT MATERIALLY RESTRICTS THE TRANSFERABILITY OF THE SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF IRA FINANCIAL, INC.”

(b) In order to ensure compliance with the provisions contained herein, each Holder agrees that the Company may issue appropriate “stop transfer” certificates or instructions with the Company’s transfer agent and registrar against the transfer of a Holder’s Covered Securities (irrespective of the date of issuance of such Covered Securities), or otherwise make adequate provision to restrict the transferability of the Covered Securities, in the event of a transfer other than in compliance with the provisions of this Agreement and that it may make appropriate notations to the same effect in its records.

5.	Voting Agreement. During the First Lock-up Period, each Holder agrees to vote at any regular or special meeting of shareholders (or by written consent) all Covered Securities held by such Holder in such manner as may be necessary to approve the following actions, if such actions are submitted for a shareholder vote by the Board of Directors of the Company:

(a) amending the Company’s Articles of Incorporation, as currently amended, to change the legal name of the Company to IRA Financial, Inc. or such other name as shall be acceptable to the Majority Equityholder and provide that the holders of not less than 50% of NIMS’ voting power shall be entitled to call a special meeting of shareholders unless the bylaws establish a lower percentage requirement;

(b) voting in favor of and/or executing written consents approving the Common Stock Charter Amendment; and

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(c) any other action requested by the Board of Directors as may be required to consummate the Exchange and the other transactions set forth in the Exchange Agreement.

The voting of shares of Covered Securities may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

6.	Proxy Appointment. To secure each Holder’s obligations to vote his, her or its shares of Covered Securities in accordance with this Agreement, (a) each Holder hereby appoints the Chairman of the Board of Directors and the Chief Executive Officer of the Company, or either of them from time to time, or their respective designees, as such Holder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Holder’s Covered Securities in favor of the matters set forth in Section 5 and to execute all appropriate instruments consistent with this Agreement with respect to such voting on behalf of such Holder if, and only if, such Holder fails to vote all of such Holder’s Covered Securities or execute such other instruments in accordance with the provisions of Section 5 within five (5) days of the Company’s written request for such Holder’s written consent or signature. The proxy and power granted by each Holder pursuant to this Section are coupled with an interest and are given to secure the performance of such Holder’s obligations under Section 5. Each such proxy and power will be irrevocable during the First Lock-up Period. The proxy and power, so long as any Holder is an individual, will survive the death, incompetency and disability of such Holder and, so long as any Holder is an entity, will survive the merger or reorganization of such Holder.

7.	Successors and Assigns; Third Party Beneficiaries. The undersigned understands that the Company and the other parties hereto are relying upon this Agreement in proceeding toward consummation of the Transactions. The undersigned further understands that this Agreement is irrevocable and shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as provided herein. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. This Agreement shall not be assigned by the Company except as provided herein. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets, recapitalization, reorganization or otherwise) to assume this Agreement as a condition to any such transaction.

8.	Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Exchange Agreement, (ii) the first day following the expiration of the Third Lock-up Period and (iii) a Change of Control of the Company; except that Section 3 and Sections 8 through 22 shall survive termination of this Agreement under this Section 8. For purposes of this Section 8, “Change of Control” means either (i) the acquisition of the Company by another Person by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any such transaction if the primary purpose of such transaction is to change the Company’s domicile, and excluding any equity financing the primary purpose of which is to raise operating capital for the Company) that results in a transfer of at least 50% of the total voting power represented by the Company’s voting securities before such acquisition; or (ii) a sale, lease, or other conveyance of all or substantially all of the Company’s assets.

9.	Remedies. The Holders and the Company, in addition to being entitled to exercise all rights granted by law, shall be entitled to specific performance of their respective rights under this Agreement. The Company and the Holders agree that monetary damages would not be adequate compensation for any loss incurred by reason of breach of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

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10.	Notices. All notices, demands and other communications provide for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i)	If to the Company:

1691 Michigan Ave
Suite 415
Miami Beach, FL 33139 Telecopy No.: 305-789-7556 Attn: Adam Bergman
Email:abergman@irafinancial.com

With a copy to:

Holland & Knight LLP

701 Brickell Ave, Suite 3300

Telecopy: 305-789-7556

Attention: Ira Rosner

Email: ira.rosner@hklaw.com

(ii)	If to the Investor, at the address set forth on the signature page hereto;

(iii)	If to any Holder, as set forth in the applicable joinder agreement.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or electronically transmitted. Any party to be given notice in accordance with this section may designate another address or Peron for receipt of notices hereunder.

11.	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.	Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflict of laws. Each of the parties (i) irrevocably submits itself to the personal jurisdiction of each state or federal court sitting in the State of Florida, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein, (ii) agrees that every such suit, action or proceeding shall be brought, heard and determined exclusively in the federal or state courts located in Miami-Dade County, Florida (provided that, in the event subject matter jurisdiction is unavailable in Miami-Dade County, Florida, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in the State of Florida), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iv) agrees not to bring any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court, and (v) waives any defense of inconvenient forum to the maintenance of any suit, action or proceeding so brought.

13.	WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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14.	Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15.	Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

16.	Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its preparation, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

17.	Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

18.	Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

19.	Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of securities of the Company imposed by any other agreement.

20.	Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or other electronically scanned and transmitted signatures, including by .pdf or email attachment, shall be deemed originals for all purposes of this Agreement.

21.	Not a Voting Trust. This Agreement is not a voting trust governed by Section 607.0730 of the Florida Business Corporation Act and should not be interpreted as such.

22.	Amendments and Waivers. The terms of this Agreement may be amended and the observance of any term hereof may be waived only by unanimous written consent of the Company and the Holders.

23.	Stock Splits, Stock Dividends & Other Issuances. In the event of any issuance of Company Capital Stock hereafter to any Holder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like) such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title:

Address

Fax:
Email:

[Signature Page to Lock-Up Agreement]

EXHIBIT A

Form of Joinder Agreement

ACKNOWLEDGMENT AND AGREEMENT

Joinder to Lock-Up Agreement

WHEREAS, the undersigned (the “Transferee”) wishes to receive, from ____________________ (the “Transferor”), ___________ shares, par value $0.01 per share, of capital stock (the “Capital Stock”), of __________________, a Florida corporation (the “Company”);

WHEREAS, the Capital Stock is subject to that certain Lock-Up Agreement, dated as of _____________, 201_ and as further amended from time to time (the “Agreement”), by and among the Company and the investor named therein. Capitalized terms used herein and not otherwise defined are given the respective meanings assigned to such terms in the Agreement;

WHEREAS, the Transferee has received a copy of the Agreement and has been afforded ample opportunity to read it, and the Transferee is thoroughly familiar with its terms; and

WHEREAS, pursuant to the terms of the Agreement, the Transferor may not Transfer all or any portion of the Transferor’s Capital Stock unless in compliance with the Agreement, including, without limitation, Section 2 and Section 3 thereof. This Acknowledgment and Agreement constitutes a joinder agreement as contemplated by Section 2(c) of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Transferor to transfer such Capital Stock to the Transferee and the Company to permit such transfer, the Transferee does hereby acknowledge and agree that (i) the Transferee has been given a copy of the Agreement and ample opportunity to read it, and is thoroughly familiar with its terms, (ii) the Capital Stock are subject to the terms and conditions set forth in the Agreement and (iii) the Transferee shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto.

Signed this _____________ day of ________ , 20 ___,

Transferee:

By:
Name:
Title:

SCHEDULE A

[_____________ shares of Company Capital Stock]1

1 NTD: To be completed as of the Consummation Date